Exhibit 4.1


                                  SCHEDULE I

                  SHARE PROVISIONS FOR CLASS A VOTING SHARES

                       AND CLASS B LIMITED VOTING SHARES

The Class A Voting Shares and Class B Limited Voting Shares shall have attached thereto the following rights, privileges, restrictions and conditions, it being intended that, except in respect of voting rights or as otherwise expressly set out in these articles, the Class A Voting Shares and Class B Limited Voting Shares will be equal in all respects.

I.      CLASS A VOTING SHARES

A.      DIVIDENDS AND OTHER DISTRIBUTIONS

1. The Class A Voting Shares shall participate equally with the Class B Limited Voting Shares with respect to dividends and, for greater certainty, all dividends that the directors may declare at any time on the Class A Voting Shares or the Class B Limited Voting Shares shall be declared and paid at the same time in equal or equivalent amounts per share on the Class A Voting Shares and the Class B Limited Voting Shares at the time outstanding without preference or priority. For purposes of the foregoing, the declaration and payment of dividends by way of a stock dividend in Class B Limited Voting Shares on Class B Limited Voting Shares and Class A Voting Shares on Class A Voting Shares in the same number per share shall be considered to be an equivalent declaration and payment of dividends without preference or priority.

2. The Class A Voting Shares shall participate equally with the Class B Limited Voting Shares with respect to any distributions not otherwise specifically provided for herein ("Other Distributions") and, for greater certainty, all Other Distributions that the directors may authorize or make at any time on the Class A Voting Shares or the Class B Limited Voting Shares shall be authorized and made at the same time in equal or equivalent amounts per share on the Class A Voting Shares and the Class B Limited Voting Shares at the time outstanding without preference or priority. For purposes of the foregoing, the making of distributions by way of a distribution of rights to acquire Class B Limited Voting Shares to holders of Class B Limited Voting Shares and rights to acquire Class A Voting Shares to holders of Class A Voting Shares entitling the holders of such rights to acquire the same number of shares per right (whether Class A Voting Shares or Class B Limited Voting Shares) and at the same price per share shall be considered to be an equivalent declaration and payment of such Other Distribution without preference or priority.

B.      VOTING RIGHTS

1. Each holder of Class A Voting Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than Class A Voting Shares) are entitled to vote. At all meetings for which notice must be given to the holders of the Class A Voting Shares, each holder of Class A Voting Shares shall be entitled to one vote in respect of each Class A Voting Share held by such holder.



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2.      The holders of Class A Voting  Shares  shall be entitled to elect five
        (5) of the nine (9) directors of the Corporation, subject to adjustment in accordance with Section V below.

C.      PARITY ON LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation to its shareholders for the purpose of winding-up its affairs, the rights of the holders of the Class A Voting Shares and the Class B Limited Voting Shares shall be equal in all respects and holders of Class A Voting Shares and Class B Limited Voting Shares shall be entitled to receive the remaining property of the Corporation and such property shall be paid or distributed equally, share for share, to the holders of the Class A Voting Shares and the Class B Limited Voting Shares, respectively, without preference or priority.

D.      CONVERSION

1. Each Class A Voting Share is convertible at the option of the holder at any time and from time to time into one Class B Limited Voting Share if the holder provides a written notice to the transfer agent of the Class A Voting Shares executed by the person registered on the books of the Corporation as the holder of the Class A Voting Shares, or by his or her attorney duly authorized in writing, specifying the number of Class A Voting Shares that the holder wishes to have converted and accompanied by, if share certificates were issued to the holder, the share certificate or certificates representing the Class A Voting Shares that the holder wishes to convert and such letters of transmittal, directions, transfers, powers of attorney and other documentation duly executed by the person registered on the books of the Corporation as the holder of the Class A Voting Shares to be converted or by his or her attorney duly authorized in writing as is specified by the transfer agent, acting reasonably, as being required to give full effect to the conversion into Class B Limited Voting Shares. Upon receipt by the transfer agent of such notice, share certificate or certificates (if applicable) and other such documentation, the Corporation shall issue or cause to be issued a share certificate representing the appropriate number of fully-paid Class B Limited Voting Shares provided that the holder shall pay any tax or other governmental charge imposed in respect of such conversion in the event that the Class B Limited Voting Shares are issued in the name of the person other than the registered holder of the applicable Class A Voting Shares.

2. No Class A Voting Shares shall be converted into a fraction of a Class B Limited Voting Share, but in any such case the Corporation shall in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying to the holder of Class A Voting Shares whose shares are being converted pursuant to this Section D an amount (computed to the nearest cent) equal to the appropriate fraction of the Current Market Price for a Class A Voting Share on the business day next preceding the date for conversion, and the fractional interest in such Class A Voting Share shall be deemed to have been purchased by the Corporation.

II.     CLASS B LIMITED VOTING SHARES


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A.      DIVIDENDS AND OTHER DISTRIBUTIONS

1. The Class B Limited Voting Shares shall participate equally with the Class A Voting Shares with respect to dividends and, for greater certainty, all dividends that the directors may declare at any time on the Class B Limited Voting Shares or the Class A Voting Shares shall be declared and paid at the same time in equal or equivalent amounts per share on the Class B Limited Voting Shares and the Class A Voting Shares at the time outstanding without preference or priority. For purposes of the foregoing, the declaration and payment of dividends by way of a stock dividend in Class A Voting Shares on Class A Voting Shares and Class B Limited Voting Shares on Class B Limited Voting Shares in the same number per share shall be considered to be an equivalent declaration and payment of dividends without preference or priority.

2. The Class B Limited Voting Shares shall participate equally with the Class A Voting Shares with respect to any Other Distribution and, for greater certainty, all Other Distributions that the directors may authorize or make at any time on the Class B Limited Voting Shares or the Class A Voting Shares shall be authorized and made at the same time in equal or equivalent amounts per share on the Class B Limited Voting Shares and the Class A Voting Shares at the time outstanding without preference or priority. For purposes of the foregoing, the making of distributions by way of a distribution of rights to acquire Class A Voting Shares to holders of Class A Voting Shares and rights to acquire Class B Limited Voting Shares to holders of Class B Limited Voting Shares entitling the holders of such rights to acquire the same number of shares per right (whether Class A Voting Shares or Class B Limited Voting Shares) and at the same price per share shall be considered to be an equivalent declaration and payment of such Other Distribution without preference or priority.

B.      NO VOTING RIGHTS

1. Except as otherwise provided in these articles or in the Canada Business Corporations Act (the "Act"), the holders of the Class B Limited Voting Shares shall not be entitled to vote at any meeting of the shareholders of the Corporation. The holders of Class B Limited Voting Shares shall be entitled to receive notice of, to attend and to speak at all meetings of the shareholders of the Corporation and shall be provided with copies of all materials sent by the Corporation to holders of Class A Voting Shares in connection with any such meeting.

2. Without limiting the rights of the holders of the Class B Limited Voting Shares under the Act, the holders of the Class B Limited Voting Shares shall be entitled to vote as a separate class: (i) upon any matter (including, without limitation, any consolidation, sub-division or reclassification) that would in any manner whatsoever affect the equivalence of the Class B Limited Voting Shares and the Class A Voting Shares; (ii) until the earlier of such time as the holders of Class B Limited Voting Shares are entitled to nominate fewer than four directors and December 31, 2004, upon any amendment to Schedule III of these articles; (iii) until the earlier of such time as the holders of Class B Limited Voting Shares are entitled to nominate fewer than four directors and December 31, 2004, any amendment to these articles or the Corporation's By-laws that is not approved in accordance with clause 1(j) of Schedule III, (iv) until such time as the holders of Class B Limited Voting Shares are entitled to nominate fewer than two directors, an


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        amalgamation pursuant to Section 181 of the Act, and (v) any amendment
        to  these   articles  to  change  the  number  of   directors  of  the
        Corporation.

3. The holders of Class B Limited Voting Shares shall be entitled, voting separately and as a class, to elect four (4) of the nine (9) directors of the Corporation, subject to adjustment in accordance with Section V below. A vacancy among the directors elected by the holders of the Class B Limited Voting Shares shall be filled by the remaining directors elected by the holders of the Class B Limited Voting Shares, except where the vacancy results from an increase in the number or minimum or maximum number of directors to be elected by the holders of Class B Limited Voting Shares or from a failure to elect the number of directors provided for in accordance with Section V below.

4.      At any  meetings  at which the  holders of the Class B Limited  Voting
        Shares shall be entitled to vote, each holder of Class B Limited Voting Shares shall be entitled to one vote in respect of each Class B Limited Voting Share held by such holder.

C.      PARITY ON LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation to its shareholders for the purpose of winding-up its affairs, the rights of the holders of the Class B Limited Voting Shares and the Class A Voting Shares shall be equal in all respects and holders of Class B Limited Voting Shares and Class A Voting Shares shall be entitled to receive the remaining property of the Corporation and such property shall be paid or distributed equally, share for share, to the holders of the Class B Limited Voting Shares and the Class A Voting Shares, respectively, without preference or priority.

D.      AUTOMATIC CONVERSION

1. Upon removal (in whole or in part) of the restrictions on the ownership of voting shares and the control in fact of the Corporation and its affiliates by non-Canadians under Section 16 of the Telecommunications Act, but only to the extent of such removal, and non-Canadian ownership and control of the Corporation or its affiliates not otherwise being restricted by law, as determined in accordance with paragraph D.2 below, either (i) all the outstanding Class B Limited Voting Shares, in the case of the removal of such restriction in its entirety, or (ii) the maximum number of Class B Limited Voting Shares which non-Canadians are then permitted to own, in the case of the partial removal of such restrictions, as applicable, shall be converted and be deemed to have been converted on the record date for conversion determined in accordance with paragraph
        D.2 below into Class A Voting Shares on the basis of one Class A Voting Share as presently constituted for each Class B Limited Voting Share so converted, provided that, in the event of the partial removal of such restrictions, such right of conversion shall be available pro rata to all holders of Class B Limited Voting Shares held as of the record date established for the purposes of such conversion in accordance with paragraph D.2.

2. The Corporation shall fix a record date for the conversion of the Class B Limited Voting Shares into Class A Voting Shares, which record date shall be not less than seven (7) days nor more than twenty (20) days after the board of directors determines that the conditions for conversion set forth in paragraph D.1 above have been satisfied. The Secretary of the Corporation shall give notice in advance to the holders of the Class B Limited Voting Shares of the record date for conversion, which notice may be given by advertisement in the Wall Street Journal and in a newspaper of general circulation in Canada, or by mailing to the last address of the holders of Class B



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        Limited Voting Shares on the books of the Corporation.  From and after the record date, certificates previously evidencing Class B Limited Voting Shares shall represent only the right to receive the Class A Voting Shares into which such Class B Limited Voting Shares have been converted.

3. On any conversion of Class B Limited Voting Shares pursuant to paragraph D.1, a certificate or certificates for Class A Voting Shares resulting therefrom shall be issued in the name of the registered holder of the Class B Limited Voting Shares so converted or in such name or names as such registered holder may direct in writing, provided that such registered holder shall pay any tax or other governmental charge imposed in respect of such conversion in the event that Class A Voting Shares are issued in the name of a person other than the registered holder of the applicable Class B Limited Voting Shares.

4. Subject as hereinafter provided in this paragraph 4, the registered holders of Class B Limited Voting Shares to be converted (or any person or persons in whose name or names any such registered holder of Class B Limited Voting Shares shall have directed certificates representing Class A Voting Shares to be issued as contemplated by paragraph D.3) shall be deemed to have become holders of record of Class A Voting Shares so issued, for all purposes on the record date provided for in paragraph D.2 above.

5. No Class B Limited Voting Shares shall be converted into a faction of a Class A Voting Share but in any such case the Corporation shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying to the holder of Class B Limited Voting Shares whose shares are being converted pursuant to this paragraph D.5 an amount (computed to the nearest cent) equal to the appropriate fraction of the Current Market Price for a Class B Limited Voting Share on the business day next proceeding the record date for conversion, and the fractional interest in such Class B Limited Voting Share shall be deemed to have been purchased by the Corporation.

E.      OPTIONAL CONVERSION

1. Each Class B Limited Voting Share is convertible at the option of the holder and from time to time into one Class A Voting Share if:

        (a) on or after December 31, 2004, the holder provides or causes to be provided to the Corporation by or on behalf of the beneficial owner (i) a statutory declaration, affidavit or other certification or declaration acceptable to the transfer agent of the Class B Limited Voting Shares that establishes that the beneficial holder of the Class B Limited Voting Shares is a Canadian (as such term is defined in the Telecommunications Act); and (ii) a written notice to the transfer agent of the Class B Limited Voting Shares executed by the person registered on the books of the Corporation as the holder of the Class B Limited Voting Shares, or by his or her attorney duly authorized in writing, specifying the number of Class B Limited Voting Shares that the holder wishes to have converted and accompanied by, if share certificates were issued to the holder, the share certificate or certificates representing the Class B Limited Voting Shares that the holder
                wishes  to   convert,


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                and such letters of transmittal, directions, transfers, powers of attorney and other documentation duly executed by the person registered on the books of the Corporation as the holder of the Class B Limited Voting Shares to be converted or by his or her attorney duly authorized in writing as is specified by the transfer agent for the Class B Limited Voting Shares, acting reasonably, as being required to give full effect to the conversion of such Class B Limited Voting Shares into Class A Voting Shares. Upon receipt by the transfer agent
                of   such   statutory   declaration,    affidavit   or   other
                certification or declaration, notice, share certificate or certificates (if applicable) and such other documentation, the Corporation shall issue or cause to be issued a share certificate representing the appropriate number of fully-paid Class A Voting Shares;

        (b)     the board of  directors  of the  Corporation  consents to such conversion, provided that such right of conversion is available pro rata to all holders of Class B Limited Voting Shares based on the number of Class B Limited Voting Shares held as of the record date established for the purposes of such conversion and further provided that such conversion will not, in the opinion of the board of directors, result in the Corporation or any corporation in which the Corporation has an ownership interest (direct or indirect) being in contravention of any law, regulation, governmental policy or other legal requirement including, without limitation, the Telecommunications Act, including to the extent that such foreign ownership restrictions are amended or removed; or

        (c) the circumstances described in paragraphs E.5 through E.10 hereof should occur, but only in the manner set out therein;

        provided that the right of conversion in the case of (a) above is subject to the constraints to the issue of Class A Voting Shares set out in Schedule II hereto.

2. For the purposes of paragraph E.1(b) , the board of directors shall consider at least once in each calendar year whether to allow such conversion. Notwithstanding the foregoing, the board of directors shall only allow for such conversion if at the time of conversion at least 1% of the then outstanding Class B Limited Voting Shares can be converted pursuant to paragraph E.1(b).

3. No Class B Limited Voting Shares shall be converted into a fraction of a Class A Voting Share, but in any such case the Corporation shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying to the holder of Class B Limited Voting Shares whose shares are being converted pursuant to this Section E an amount (computed to the nearest cent) equal to the appropriate fraction of the Current Market Price for a Class B Limited Voting Share on the business day next preceding the date of such conversion, and the fractional interest in such Class B Limited Voting Share shall be deemed to have been purchased by the Corporation.

4. If, at any time, holders of Class B Limited Voting Shares are entitled to exercise a right to have the value of the Class B Limited Voting Shares appraised under the Act, no discount shall be applied to the value of those Class B Limited Voting Shares in relation to the value of the Class A Voting Shares.



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5.      In paragraphs E.5 through E.10 hereof,  the following terms shall have the indicated meanings:

        "AFFILIATE" has the meaning ascribed to "affiliated companies" in subsection 1(2) of the Securities Act (Ontario) as now in effect, provided that for purposes of applying this definition, any partnership will be considered to be a company the shareholders of which are the shareholders of its general partner or managing partner;

        "ASSOCIATE" has the meaning ascribed thereto in subsection 1(1) of the Securities Act (Ontario) as now in effect;

        "CONVERSION PERIOD" means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date (as defined below);

        "CONVERTED SHARES" means Class A Voting Shares resulting from the conversion of Class B Limited Voting Shares into Class A Voting Shares pursuant to paragraph E.4 hereof;

        "EXCLUSIONARY OFFER" means an offer to purchase Class A Voting Shares that:

                (i) must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class A Voting Shares are listed, be made to all or substantially all holders of Class A Voting Shares who are in a province of Canada to which the requirement applies; and

                (ii) is not made concurrently with an offer to purchase Class B Limited Voting Shares that is identical to the offer to purchase Class A Voting Shares in terms of price per share, nature of the consideration offered and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror (as defined below) and in all other material respects (except with respect to the conditions that may be attached to the offer for Class A Voting Shares), and that has no condition attached thereto other than the right not to take up and pay for Class B Limited Voting Shares tendered if no Class A Voting Shares are purchased pursuant to the offer for Class A Voting Shares;

                provided that, for the purposes of this definition, if an offer to purchase Class A Voting Shares would be an Exclusionary Offer but for the provisions of clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Class B Limited Voting Shares;

        "EXPIRY DATE" means the last date upon which holders of Class A Voting Shares may accept an Exclusionary Offer;

        "OFFER DATE" means the date on which an Exclusionary Offer is made;

        "OFFEROR" means a person or company that makes an offer to purchase Class A Voting Shares (the "bidder"), and includes any associate or affiliate of the bidder or any person


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        or  company  that is acting  jointly  or in  concert  with the  bidder
        (whether or not disclosed in the offering document relating to such offer); and

        "TRANSFER AGENT" means the transfer agent from time to time for the Class A Voting Shares.

6.      (a)     Subject to paragraphs E.6(b) and E.9 below, if an Exclusionary
                Offer is made, each  outstanding  Class B Limited Voting Share shall be  convertible  into one fully paid and  non-assessable
                Class A  Voting  Share at the  option  of the  holder  thereof during the Conversion  Period.  The conversion  right provided for in this  paragraph  E.6  shall be  exercised  by notice in writing  given to the  transfer  agent  executed by the person registered on the books of the  Corporation  (or any agent) as the holder of the Class B Limited Voting Shares,  or by his or her attorney duly  authorized in writing and shall specify the number of Class B Limited Voting Shares that the holder wishes to have converted and shall be  accompanied  by: (a) the share certificate or certificates  representing  the Class B Limited
                Voting Shares that the holder  wishes to convert;  and (b) the letters  of  transmittal,  directions,  transfers,  powers  of attorney and other  documentation  duly executed by the person registered  on the books of the  Corporation  as the holder of the Class B Limited Voting Shares to be converted or by his or her attorney duly authorized in writing as is specified by the transfer agent,  acting reasonably,  as being required to give full effect to the  reconversion  into Class B Limited  Voting
                Shares of the Converted  Shares as  contemplated by paragraphs
                E.7  and  E.8.   The  holder   shall  pay  any  tax  or  other
                governmental   charge   imposed  on  or  in  respect  of  such
                conversion.  Upon receipt by the transfer agent of such notice and share  certificate or certificates,  the Corporation shall issue or cause to be issued a share  certificate  representing fully-paid Class A Voting Shares as prescribed above and shall hold the same in accordance  with  paragraph E.8. If less than all of the Class B Limited  Voting Shares  represented  by any share  certificate  are to be  converted,  the holder shall be entitled to receive a new share  certificate  representing  in the  aggregate  the  number of Class B Limited  Voting  Shares represented by the original share certificate which are not to be converted.

        (b) Notwithstanding the conversion rights provided for under paragraph E.6(a) above, no holder of Class B Limited Voting Shares shall be entitled to exercise such conversion right if the Offeror under any Exclusionary Offer is acting in concert with such holder, is an associate or an affiliate of such holder or if under any applicable securities laws the shares of such holder and the Offeror are deemed to be held by the same person.

7. An election by a holder of Class B Limited Voting Shares to exercise the conversion right provided for in paragraph E.6 shall be deemed to also constitute irrevocable elections by such holder (i) to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer in accordance with the terms thereof and applicable law); and (ii) to exercise the right to convert into Class B Limited Voting Shares all Converted Shares in respect of which such holder exercises such holder's right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up and paid for under the Exclusionary Offer. Any conversion of Converted Shares into Class B Limited Voting Shares pursuant to such deemed election in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the same time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Class B Limited Voting Shares pursuant to such deemed election shall become effective as follows:

        (a) in respect of an Exclusionary Offer that is completed, any shares which are not otherwise ultimately taken up and paid for under the Exclusionary Offer, immediately following the time by which the Offeror is required under applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

        (b) in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

8. No share certificates representing Converted Shares shall be delivered to or to the order of the holders of such shares before such shares are deposited pursuant to the Exclusionary Offer; the transfer agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the Exclusionary Offer, the transfer agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Converted Shares. If Converted Shares are converted into Class B Limited Voting Shares in accordance with the deemed election in paragraph E.7, the transfer agent shall deliver to the holders entitled thereto a share certificate representing the Class B Limited Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this paragraph E.8.

9. Subject to paragraph E.10 below, the conversion right provided for in paragraph E.6 above shall not come into effect if:

        (a) prior to the time at which the Exclusionary Offer is made there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Class A Voting Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates confirm, in the case of each such shareholder, that such shareholder shall not:

                (i) tender any shares in acceptance of the Exclusionary Offer without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least ten days prior to the Expiry Date;

                (ii)    make any Exclusionary Offer;

                (iii) act jointly or in concert with any person or company that makes any Exclusionary Offer; or

                (iv) transfer any Class A Voting Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least ten days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class A Voting Shares transferred or to be transferred to each transferee;

                  or

        (b) as of the end of the seventh day after the Offer Date there has been delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class A Voting Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates confirm, in the case of each such shareholder:

                (i) the number of Class A Voting Shares owned by the shareholder;

                (ii) that such shareholder is not making the Exclusionary Offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

                (iii) that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least ten days prior to the Expiry Date; and

                (iv) that such shareholder shall not transfer any Class A Voting Shares, directly or indirectly, prior to the Expiry Date without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least ten days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class A Voting Shares transferred or to be transferred to each transferee;

                  or

        (c) as of the end of the seventh day after the Offer Date, a combination of certificates that comply with either paragraph
                (a) or (b) from shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class A Voting Shares, exclusive of shares owned immediately prior, to the Exclusionary Offer Date by the Offeror, has been delivered to the transfer agent and to the Secretary of the Corporation.

10.     (a)     If a  notice  referred  to in  clause  E.9(a)(i),  E.9(a)(iv),
                E.9(b)(iii)  or E.9(b)(iv)  above is given and the  conversion right  provided for in  paragraph  E.6 above has not
                come into effect by reason of clause E.9, the  transfer  agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following  the Offer Date,  whichever is later,  determine  the  number  of  Class A Voting  Shares  in respect of which there are subsisting certificates that comply with either  paragraph E.9(a) or E.9(b) above. For the purpose of such determination, certificates in respect of which such a notice  has been filed  shall not be  regarded  as  subsisting insofar  as the  Class A Voting  Shares  to which  the  notice relates are concerned; the transfer that is the subject of any notice  referred to in clause  E.9(a)(iv) or E.9(b)(iv)  above shall be deemed to have already taken place at the time of the determination;  and the  transferee  in the case of any notice referred to in clause  E.9(a)(iv) or E.9(b)(iv) above shall be deemed to be a person or company from whom the transfer  agent and the Secretary of the  Corporation do not have a subsisting certificate  unless  the  transfer  agent  is  advised  of the identity  of the  transferee,  either by such notice or by the transferee  in  writing,  and such  transferee  is a person or company from whom each of the transfer agent and the Secretary of the Corporation has a subsisting certificate. If the number of Class A Voting Shares so determined  does not exceed 80% of
                the  number  of  then  outstanding   Class  A  Voting  Shares,
                exclusive of shares owned immediately prior to the offer by the Offeror, paragraph E.9 above shall cease to apply and the conversion right provided for in paragraph E.6 above shall be in effect for the remainder of the Conversion Period.

        (b) As soon as reasonably possible after the seventh day following the Offer Date, the Corporation shall send to each holder of Class B Limited Voting Shares a notice advising the holders as to whether they are entitled to convert their Class B Limited Voting Shares into Class A Voting Shares and the reasons therefor. If such notice discloses that they are not so entitled to convert their Class B Limited Voting Shares but it is subsequently determined that they are so entitled by virtue of paragraph E.10(a) or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor. Failure to send such notice will not adversely affect the rights of the holders of Class B Limited Voting Shares hereunder.

        (c) If a notice referred to in paragraph E.10(b) discloses that the conversion right (as provided in clause E.6) has come into effect, the notice shall:

                (i) include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

                (ii) include the information set out in paragraph E.7 hereof; and

                (iii) be accompanied by a copy of the Exclusionary Offer and all other material sent to holders of Class A Voting Shares in respect of such offer, and as soon as reasonably possible after any additional material, including any notice of variation, is sent to the holders of Class A Voting Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Class B Limited Voting Shares.

        (d) Prior to or forthwith after sending any notice referred to in paragraph E.10(b), the Corporation shall cause a press release to be issued to a U.S. and a Canadian national news-wire service, describing the contents of the notice.

11. Notwithstanding the provisions of the Securities Act (Ontario), in the event that any Converted Shares are reconverted into Class B Limited Voting Shares pursuant to the provisions of paragraph E.7 above, the stated capital account in respect of such Class B Limited Voting Shares shall be increased by the amount by which the stated capital account maintained for such shares was reduced by the conversion of such shares into Converted Shares.

III. ADJUSTMENTS TO TERMS AND CONDITIONS OF CLASS A VOTING SHARES AND CLASS B LIMITED VOTING SHARES

In the event that either of the Class A Voting Shares or the Class B Limited Voting Shares (each, an "Existing Class") is at any time subdivided, consolidated, converted (except for conversions in accordance with these articles) or exchanged for a greater or lesser number of shares of the same or another class, appropriate adjustments shall contemporaneously be made in the rights, privileges, restrictions and conditions attaching to the other Existing Class or in the number of shares of the other Existing Class held by each holder thereof so as to maintain and preserve the relative rights of each holder of the shares of each Existing Class and the economic equivalence of such shares (including the relative entitlement of such holder to rank as to dividends and other distributions, to share in any distribution of the assets of the Corporation and the conversion rate of Class B Limited Voting Shares into Class A Voting Shares or of Class A Voting Shares into Class B Limited Voting Shares on a share for share basis). None of the foregoing events will be effected or implemented with respect to an Existing Class unless and until arrangements are put in place to effect contemporaneously any changes required by this Section III to the other Existing Class.

IV.     CURRENT MARKET PRICE

For purposes of these rights, privileges, restrictions and conditions, the "Current Market Price" of shares of any class on any date means the price per share equal to the weighted average price at which, if listed, the shares of such class, or if such shares are not then listed, the Class B Limited Voting Shares, have traded in board lots on The Toronto Stock Exchange, or, if such shares or the Class B Limited Voting Shares, as the case may be, are not then listed on The Toronto Stock Exchange, on such stock exchange on which such shares are listed as may be selected by the board of directors for such purpose, or if not listed on any stock exchange, in the over-the-counter market, during a period of 20 consecutive trading days ended on the fifth trading day before such date; provided that in the event neither such shares nor the Class B Limited Voting Shares are listed on any stock exchange or traded in the over-the-counter market during the relevant period, the Current Market Price of such shares on the relevant date shall be equal to the fair market value thereof as determined by the board of directors acting reasonably and in accordance with accepted valuation procedures, which determination shall be conclusive.

V.      ADJUSTMENT OF VOTING RIGHTS

1. The number of directors elected and nominated to the board of directors by the holders of Class B Limited Voting Shares shall be reduced according to the percentage of the equity of the Corporation ("Equity Percentage") held by such holders (calculated as set out below) as follows, commencing at such time as the holders of Class B Limited Voting Shares cease to have an Equity Percentage of 50% or more, provided that, if Class B Limited Voting Shares are converted into Class A Voting Shares following the making of an Exclusionary Offer and any Class A Voting Shares so issued on conversion are converted back into Class B Limited Voting Shares as contemplated by paragraph E.7 (a "Re-conversion"), the Equity Percentage held by the holders of Class B Limited Voting Shares shall, for all purposes of this Section V, be calculated with reference to the number of Class B Limited Voting Shares outstanding after such Re-conversion (the Re-conversion Percentage") and, for greater certainty, the Equity Percentage shall be deemed to be equal to the Re-conversion Percentage at all times during the period commencing with the conversion of any Class B Limited Voting Shares into Class A Voting Shares following the making of an Exclusionary Offer and ending on the date of the last applicable Re-conversion of Class A Voting Shares into Class B Limited Voting Shares:

                         Equity Percentage held by              No. of Directors Elected by Holders of
                  Holders of Class B Limited Voting Shares           Class B Limited Voting Shares
                  ----------------------------------------           -----------------------------
         Equal to or greater than 50%                                              4
         Equal to or greater than 35% but less than 50%                            3
         Equal to or greater than 20% but less than 35%                            2
         Equal to or greater than 10% but less than 20%                            1
         Less than 10%                                                             0

2. If the holders of Class B Limited Voting Shares lose the entitlement to nominate and elect a director or directors having regard to the reduction in the Equity Percentage of such holders as set out above, the holders of Class A Voting Shares shall correspondingly acquire the entitlement to elect the additional director(s) such that the aggregate number of directors shall equal nine.

3. The board of directors shall determine the Equity Percentage held by the holders of Class B Limited Voting Shares in accordance with paragraph 4 below on the day (the "Calculation Date") that is twenty-one days before the record date for the distribution to shareholders of the Corporation of notice of the Corporation's annual meeting of shareholders or notice of any meeting of shareholders of the Corporation at which directors are or may be elected.

4. The Equity Percentage of the holders of Class B Limited Voting Shares shall be calculated as follows:

                                  A / (A + B)
         where

        (a) A is the aggregate number of Class B Limited Voting Shares issued and outstanding on the Calculation Date; and

        (b) B is the aggregate number of Class A Voting Shares issued and outstanding on the Calculation Date.

5. Having regard to the calculation of the Equity Percentage of holders of Class B Limited Voting Shares calculated in accordance with paragraph V.4 above, the board of directors shall determine the number of directors that holders of Class B Limited Voting Shares and Class A Voting Shares are entitled to elect in accordance with paragraph 1 above. In accordance with paragraph 2 above, if the holders of Class B Limited Voting Shares lose the entitlement to elect one or more directors by reason of a reduction in the Equity Percentage of such holders, the holders of Class A Voting Shares shall correspondingly acquire the entitlement to elect the additional director(s) such that the number of directors elected by the holders of Class A Voting
        Shares and Class B Limited Voting Shares shall equal nine. If the number of directors elected by the holders of Class B Limited Voting Shares shall be reduced in accordance with this Section V, such reduction shall be permanent and the number of directors that holders of Class B Limited Voting Shares are entitled to elect shall not be increased notwithstanding any subsequent increase in the Equity Percentage of the holders of Class B Limited Voting Shares.

                                  SCHEDULE II

               RESTRICTIONS ON THE ISSUE, TRANSFER AND OWNERSHIP

                           OF CLASS A VOTING SHARES

For the purposes of this Schedule and Appendix A hereto, "Class A Voting Share" means a share of any class in the capital of the Corporation, including a security that is convertible into any such share and an option or right to acquire such a share or security (other than Class B Limited Voting Shares)
convertible into any such share, that carries voting rights in all circumstances or by reason of the occurrence of an event that has occurred and that is continuing.

The issue, transfer and ownership of Class A Voting Shares are restricted as follows:

(a) The board of directors of the Corporation may, in connection with the issue, transfer or ownership of Class A Voting Shares, take any action, or refuse to take any action, as the case may be, as may be required to permit the Corporation to comply with any Canadian ownership or control requirements under the provisions of the Telecommunications Act (Canada) and the regulations thereunder, as amended from time to time, (collectively hereinafter referred to as the "Telecom Act"); and

(b) The issue and transfer of Class A Voting Shares are restricted in accordance with the constraints set out in Appendix A hereto.

In the event of any inconsistency among the provisions of the Telecom Act, and Appendix A hereto, the provisions of the Telecom Act shall prevail over Appendix A hereto.

                                  Appendix A

                                  ARTICLE 1
                                INTERPRETATION

1.1     DEFINITIONS

For the purposes of this Appendix A, the following terms have the indicated meanings:

        (a) "affiliate" and "associate" shall have their respective meanings as defined in the CBCA and includes persons, firms and corporations acting in concert with the person with respect to whom the term affiliate or associate is relevant;

        (b) "CBCA" means the Canada Business Corporations Act, as amended from time to time;

        (c) "Constrained Class" means: (i) any person or persons who are not Canadians within the meaning of that Part of the Regulation dealing with constrained share corporations; and
                (ii) any person or persons, where the issue or transfer of shares to any such person or persons will affect the ability of the Corporation or any of its affiliates or associates to qualify under any applicable laws of Canada or a province prescribed pursuant to paragraph 87(1)(a) of the Regulations (including, for greater certainty the Telecom Act) (a "Prescribed Law") in order to obtain, maintain, amend or renew a licence necessary to carry on any business that the Corporation or any affiliate currently engaged in or proposes to engage in;

        (d) "Maximum Aggregate Holdings" means the total number of Class A Voting Shares that may be held by or on behalf of persons in the Constrained Class and their affiliates and associates pursuant to any applicable Prescribed Law;

        (e) "Maximum Individual Holdings" means the total number of Class A Voting Shares that may be held by or on behalf of any one person in the Constrained Class and their affiliates and associates pursuant to any applicable Prescribed Law; and

        (f) "Regulations" means those regulations made under the CBCA, as such regulations may be amended from time to time.

1.2     JOINT OWNERSHIP BY NON-CANADIANS

For the purposes of this Appendix A, where a Class A Voting Share is held, beneficially owned or controlled jointly, and one or more of the joint holders, beneficial owners or persons controlling the share is a member of the Constrained Class, the share is deemed to be held, beneficially owned or controlled, as the case may be, by such member of the Constrained Class.

1.3     PURPOSE OF CONSTRAINED SHARE PROVISIONS

The power of the directors of the Corporation to issue Class A Voting Shares, and the right of any holder of Class A Voting Shares to transfer or vote such Class A Voting Shares, is restricted in the manner hereinafter set out, for the purposes of:

        (a) ensuring that the Corporation, or any of its affiliates or associates, is qualified under any applicable Prescribed Law to obtain or renew any licence to carry on any business; and

        (b) ensuring that the Corporation, or any of its affiliates or associates, is not in breach of any applicable Prescribed Law or the terms of any licence issued thereunder.

                                  ARTICLE 2
                                  CONSTRAINTS

2.1     RESTRICTION ON ISSUE OR TRANSFER OF CLASS A VOTING SHARES

The directors of the Corporation shall not issue a Class A Voting Share, and shall refuse to register a transfer of a Class A Voting Share, if the issuance or transfer, as the case may be, would, in the opinion of the directors of the Corporation, jeopardize the purposes stated in section 1.3 of this Appendix A and, without limiting the generality of the foregoing, the directors of the Corporation shall not issue a Class A Voting Share, and shall refuse to register a transfer of a Class A Voting Share, to a person who is a member of the Constrained Class, if:

        (a) the total number of Class A Voting Shares held by or on behalf of persons in the Constrained Class exceeds the Maximum Aggregate Holdings and the issuance or transfer, as the case may be, of such Class A Voting Shares is to a person in the Constrained Class;

        (b) the total number of Class A Voting Shares held by or on behalf of persons in the Constrained Class does not exceed the Maximum Aggregate Holdings and the issuance or transfer, as the case may be, of such Class A Voting Shares would cause the number of Class A Voting Shares held by persons in the Constrained Class to exceed the Maximum Aggregate Holdings;

        (c) the total number of Class A Voting Shares held by or on behalf of a person in the Constrained Class exceeds the Maximum Individual Holdings and the issuance or transfer, as the case may be, of such Class A Voting Shares is to that person; or

        (d) the total number of Class A Voting Shares held by or on behalf of a person in the Constrained Class does not exceed the Maximum Individual Holdings and the issuance or transfer, as the case may be, of such Class A Voting Shares would cause the number of such Class A Voting Shares held by that person to exceed the Maximum Individual Holdings.

2.2     FURTHER RESTRICTIONS ON THE ISSUE OR TRANSFER OF CLASS A VOTING SHARES

The directors of the Corporation may refuse to issue a Class A Voting Share or register a transfer of a Class A Voting Share, if the issue or transfer, as the case may be, is to a person who may be a member of a Constrained Class and who, in respect of the issue or registration of the transfer of such Class A Voting Share, as the case may be, has been requested by the Corporation to furnish it with information referred to in subsection 86(1) of the Regulations, and has not furnished such information.

2.3     BY-LAWS

Subject to the CBCA and the Regulations, the directors of the Corporation may make, amend or repeal any by-laws required to administer the constrained share provisions set out in this Appendix A, including such by-laws as are contemplated in section 86 of the Regulations and to require any affidavit, declaration or other statement required under the Telecom Act.

                                  ARTICLE 3
                      POWERS AND DISCRETION OF DIRECTORS

3.1     OPINION OF THE DIRECTORS

Wherever for the purposes of this Appendix A it is necessary to determine the opinion of the directors of the Corporation, such opinion shall be expressed and conclusively evidenced by a resolution of the directors of the Corporation duly adopted, including a resolution in writing signed pursuant to the provisions of the CBCA.

3.2     NO CLAIMS

Neither any shareholder of the Corporation nor any other interested person shall have any claim or action against the Corporation or against any director or officer of the Corporation nor shall the Corporation have any claim or action against any director or officer of the Corporation arising out of any act (including any omission to act) performed pursuant to or in intended pursuance of the provisions of this Appendix A or any breach or alleged breach by the Corporation of any of the provisions of this Appendix A, and, for greater certainty, no such person shall be liable for any damages or losses related to or as a consequence of any such act or any such breach of such provisions.

3.3     POWERS OF DIRECTORS

In the administration of this Appendix A, the directors of the Corporation shall enjoy, in addition to the powers explicitly set forth herein, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose hereof, including but not limited to all powers contemplated by the provisions relating to constrained share corporations in the CBCA and the Regulations and all powers contemplated by the Telecom Act with respect to ownership of shares of a telecommunications common carrier or carrier holding corporation by non-Canadians.

                                  ARTICLE 4
                                 MISCELLANEOUS

4.1     SHARE PROVISIONS

The directors shall cause to be noted conspicuously upon every certificate representing a Class A Voting Share the general nature of these constrained share provisions.

4.2     CONFLICT

In the event of any conflict between the provisions of this Appendix A and the provisions in the CBCA and the Regulations relating to constrained share corporations or the provisions of the Telecom Act with respect to the ownership of shares of a telecommunications common carrier or carrier holding corporation, the provisions in the CBCA and the Regulations or the Telecom Act, as the case may be, shall prevail, and the provisions of this Appendix A shall be deemed to be amended accordingly and shall be retroactive in effect, as so amended.

4.3     SEVERABILITY

The invalidity or unenforceability of any provision, in whole or in part, of this Appendix A for any reason shall not affect the validity or enforceability of any other provision hereof.

                                 SCHEDULE III

                               OTHER PROVISIONS

1. The directors may appoint from time to time one or more directors within the limits prescribed in the Canada Business Corporations Act and, subject to any further restrictions on the number of directors or the appointment/election of directors set out in these articles.

2. In addition to any other approvals required by law, until the earlier of such time as the holders of the Class B Limited Voting Shares are entitled to nominate fewer than four directors or December 31, 2004 any decisions to be made with respect to any of the matters listed below shall require the approval of not less than seven of the directors (including at least four directors elected or appointed by the holders of Class A Voting Shares) of the Corporation by a vote at a meeting of the directors or by resolution in writing signed by all directors or signed counterparts of such resolution by all the directors entitled to vote on that resolution at a meeting of directors:

(a) any material change to the scope or nature of the business or operations of the Corporation or any of its subsidiaries considered on a consolidated basis;

(b) aggregate capital expenditures of the Corporation and its subsidiaries in any calendar year in excess of $195 million;

(c) the incurring by the Corporation or its subsidiaries of funded debt in excess of $100 million or the changing of any material terms of any material debt incurred;

(d) any material change (in excess of $20 million) to the terms of any material agreements entered into by the Corporation or its subsidiaries on or before the Plan Implementation Date, including the commercial agreements with AT&T Corp. or its subsidiaries;

(e) any consolidation or merger into or with another person of the Corporation or any of its subsidiaries, the sale or transfer of all or a substantial portion of the assets of the Corporation and its subsidiaries (on a consolidated basis) to another person or the entering into any other similar business combination other than a consolidation, merger, sale or transfer of any wholly owned subsidiary into or to the Corporation or another wholly owned subsidiary of the Corporation;

(f) any sale, lease or transfer of assets by the Corporation or its subsidiaries where such assets have a value in excess of $20 million in any one transaction or related transactions;

(g) the declaration or payment by the Corporation of any dividends or the making of any distributions on its shares or the redemption or repurchase of shares or any other securities, except in connection with the conversion of Class A Voting Shares into Class B Limited Voting Shares and Class B Limited Voting Shares into Class A Voting Shares and the exchange of Class B Limited Voting Shares for Class A Voting Shares pursuant to the Acquisition Rights Agreement;

(h) any authorization, issue or sale of or agreement of the Corporation to issue or sell any Class A Voting Shares or Class B Limited Voting Shares, including any issue of or agreement to issue options, rights (other than rights issued pursuant to the Corporation's Shareholder Rights Plan or pursuant to the Corporation's Acquisition Rights Agreement), conversion or exchange privileges to acquire Class A Voting Shares or Class B Limited Voting Shares other than (i) the issuance of Class A Voting Shares upon the conversion of the Class B Limited Voting Shares into Class A Voting Shares or the conversion of Class A Voting Shares into Class B Limited Voting Shares, (ii) the issuance of shares upon the exercise of outstanding options, (iii) Class A Voting Shares or Class B Limited Voting Shares issued pursuant to the Corporation's Shareholder Rights Plan or pursuant to the Corporation's Acquisition Rights Agreement or (iv) the issuance of Class A Voting Shares or Class B Limited Voting Shares pursuant to a pre-emptive right previously granted to a third party that was approved in accordance with this clause (h);

(i) the entering into by the Corporation of any transactions with any current shareholder, director or officer or employee other than transactions in the ordinary course of business;

(j) any amendment to the articles of incorporation or by-laws of the Corporation;

(k) the adoption or amendment of any stock option plan, bonus plan, management incentive plan or other employee benefit plan of the Corporation;

(l) any amendment to the shareholder declaration under section 146(2) of the Canada Business Corporations Act dated April 1, 2003 effected by the Corporation in respect of AT&T Canada Limited (Corporation No. 3392384).

(m) any delegation of material board authority by the Corporation to a committee, such as an executive committee;

(n) any material investment (in excess of $20 million) by the Corporation in any other company, partnership, association or other form of joint venture;

(o)     the guarantee of any  liabilities by the Corporation of a third party,
        other  than   indemnification   of  directors   and  officers  of  the
        Corporation and its subsidiaries in accordance with the Act;

(p) any material transaction by the Corporation outside the normal and ordinary course of business.

3. The by-laws of the Corporation may only be amended by a special resolution of the shareholders of the Corporation.